UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

MEDLEY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37857	27-2437343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.875% Notes due 2026 7.25% Notes due 2024	MDLX MDLQ	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 9, 2021, James G. Eaton resigned as a director of Medley Management Inc. (“MDLY”). Mr. Eaton’s resignation was not the result of any disagreement with MDLY or Medley LLC on any matter relating to the operations, policies or practices of MDLY or Medley LLC.

On February 9, 2021, MDLY’s Board of Directors (the “Board”) appointed Peter Kravitz to the Board as a director of MDLY, effective as of the same date.

In connection with his appointment to the Board, the Board appointed Mr. Kravitz to chair a newly-constituted subcommittee of the Board created to explore restructuring transactions for Medley LLC (the “Restructuring Subcommittee”), also effective as of February 9, 2021. The Board also appointed independent directors John Dyett and Guy T. Rounsaville, Jr. to the Restructuring Committee. The Restructuring Subcommittee is authorized to, among other things, consider, evaluate and approve possible strategic alternatives including restructuring transactions and/or similar transactions involving Medley LLC, none of which have been implemented at this time.

In connection with his appointment to the Board, the Board also appointed Mr. Kravitz to the Audit Committee of the Board, effective as of February 9, 2021. John Dyett has been appointed as chair of the Compensation Committee of the Board, filling the vacancy on such committee resulting from Mr. Eaton’s resignation.

MDLY and Mr. Kravitz entered into a Director Agreement dated February 9, 2021 (the “Effective Date”), pursuant to which Mr. Kravitz will be paid a fee of $45,000 for the first month and then $30,000 per month thereafter, provided that the monthly fee may be reduced at any time following the date that is four months after the Effective Date if the Board determines that Mr. Kravitz’s duties have been materially reduced. Mr. Kravitz will also be entitled to reimbursement of his reasonable out-of-pocket expenses incurred in connection with his Board service subject to limitations and reporting requirements with respect to expenses as may be established by MDLY including provision of supporting documentation to MDLY. The Director Agreement has a term ending on the earlier of December 31, 2021 or the director’s earlier death, disability, resignation or removal, and may be terminated by the Board with one month’s prior notice to the director or the payment to the director of one month’s fee.

There are no related-party transactions between MDLY or Medley LLC and Mr. Kravitz that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the First Amendment to the Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC set forth under Item 8.01 is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

In connection with possible strategic alternatives including restructuring transactions and/or similar transactions involving Medley LLC, including as previously disclosed and as described in Item 5.02 of this Current Report on Form 8-K, and after consultation with MDLY’s and Medley LLC’s tax advisors, MDLY and Medley LLC determined that it would be advisable and potentially advantageous that Medley LLC elect to be treated as a corporation for tax purposes. On February 3, 2021, Medley LLC filed with the U.S. Internal Revenue Service Form 8832 electing to classify Medley LLC as a corporation for U.S. federal income tax purposes, effective as of January 24, 2021 (the “C-Corp Election”). Prior to the C-Corp Election, Medley LLC had been treated as a partnership for income tax purposes and therefore had not previously been subject to U.S. federal, state or local income taxes since all income, gains and losses were passed through to Medley LLC’s members (other than a portion of taxable income from Medley LLC and its subsidiaries subject to New York City’s unincorporated business tax). As a result of the C-Corp Election, Medley LLC will be treated as a corporation for U.S. federal income tax purposes, and will be subject to U.S. federal income tax on any taxable income at the corporate tax rate, which is currently a maximum of 21%, and would likely pay state and local income tax at varying rates. Following the implementation of the Unit Exchange disclosed in Medley LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2021, the members of Medley LLC are Medley Management Inc. (holding approximately 98% of the Medley LLC Units) and Freedom 2021 LLC, an entity owned and controlled by Seth Taube (holding approximately 2% of the Medley LLC Units).

On February 3, 2021, Medley LLC and MDLY (as Medley LLC’s managing member) executed and adopted a First Amendment (the “Amendment”) to the Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated as of September 23, 2014 (the “Medley LLC Operating Agreement”), for the purpose of expressly permitting the implementation of the C-Corp Election. The Amendment amends the Medley LLC Operating Agreement to provide that the Members of Medley LLC intend to treat Medley LLC as a corporation for income tax purposes, and that Medley LLC shall file as a corporation for income tax purposes, except where otherwise required by applicable law. The Amendment authorizes Medley LLC and MDLY (as Medley LLC’s managing member) to implement and effectuate such further appropriate conforming amendments to the Medley LLC Operating Agreement as may be necessary or desirable in connection with implementing the C-Corp Election, and authorizes Medley LLC and the managing member to conduct the business, operations and accounting of Medley LLC in a manner consistent with the procedures appropriate for those of an entity treated and classified as a corporation for income tax purposes.

The foregoing summary of the Amendment to the Medley LLC Operating Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	First Amendment, dated as of February 3, 2021, to Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC dated as of September 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY LLC

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

Date: February 9, 2021